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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Integrated Process Equipment Corp.

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the grant of options to purchase 200,000 shares of Common Stock granted to the Company's President and Chief Executive Officer of Integrated Process Equipment Corp. of our report dated August 1, 1997, relating to the consolidated balance sheets of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the June 30, 1997 Annual Report on Form 10-K of Integrated Process Equipment Corp.

                                                      KPMG PEAT MARWICK LLP

                                                      /s/ KPMG Peat Marwick LLP
                                                      -------------------------


Phoenix, Arizona
July 13, 1998